GREAT HALL INVESTMENT FUNDS, INC.
REGISTRATION STATEMENT 1995
EXHIBIT INDEX




EX-99.INDEX              Exhibit Index
EX-99.B1 CHARTER         Articles of Incorporation
EX-99.B2 BYLAWS          Bylaws
EX-99.B5 ADVSR CONTR     Investment Advisory Agreement
EX-99.B6 DISTR CONTR     Co-Distributor Agreement
EX-99.B8 CUST CONTR      Custodian Contract
EX-99.B8.1 CUST CONT     Custodian Contract Addendum
EX-99.B9.1 OTH CONTR     Transfer Agency and Service Agreement
EX-99.B9.1.1 OTH CON     Transfer Agency and Service Agreement Addendum
EX-99.B9.1.2 OTH CON     Transfer Agency and Service Agreement Fee Schedule
EX-99.B9.2 OTH CONTR     Shareholder Account Services Agreement
EX-99.B10 OPIN COUNS     Opinion and Consent of Faegre & Benson
EX-99.B11 OTH CONSNT     Consent of KPMG Peat Marwick LLP
EX-99.B13 STOCK LTR      Letter of Investment Intent
EX-99.B15 12B1 PLAN      Rule 12b-1 Distribution Expense Plan
EX-99.B16 PERF QUOT      Schedules Supporting Computations of Performance Data
EX-99.B17 POW ATTOR      Powers of Attorney
EX-99.B18.1 OFFICERS     Officers/Directors of Dain Bosworth Incorporated
EX-99.B18.2 OFFICERS     Officers/Directors of Rauscher Pierce Refsnes, Inc.
EX-99.B19 ETHICS         Code of Ethics
EX-27.1 PRIME FUND       Financial Data Schedule - Prime Money Market Fund
EX-27.2 GOVT FUND        Financial Data Schedule - U.S. Gov't Money Market Fund
EX-27.3 TAXFREE FUND     Financial Data Schedul - Tax-Free Money Market Fund
EX-27.4 NATL FUND        Financial Data Schedule - National Tax-Exempt Fund
EX-27.5 MINN FUND        Financial Data Schedule - MN Insured Tax-Exempt Fund